SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                          FORM 8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


Date of Report (Date of
earliest event reported)                  July 12, 2004


                  MONMOUTH CAPITAL CORPORATION
     (Exact name of registrant as specified in its charter)


        New Jersey             0-24282           21-0740878
     (State or other         (Commission        (IRS Employer
       jurisdiction          File Number)    Identification No.)
    of incorporation)


    3499 Route 9N, Suite 3C, Freehold, NJ          07728
 (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code  (732) 577-9996




                         Not applicable
  (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

  Exhibits.

  99.1 Press Release dated July 12, 2004, announcing new acquisition.

Item 9.   Regulation FD Disclosure.

      On July 12, 2004, the Company issued a press release announcing the acquisition of a 60,000 square-foot industrial building in Richmond, Virginia, for a purchase price of approximately $4,100,000. The property is net leased to Carrier Sales & Distribution, LLC for 7 years.





























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                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



             MONMOUTH CAPITAL CORPORATION




               /s/ Anna T. Chew
               ANNA T. CHEW
               Chief Financial Officer



     Date       July 12, 2004
















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